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                                                              Exhibit 99.3

                           WEIRTON STEEL CORPORATION

                               OFFER TO EXCHANGE
                         $1,000 IN PRINCIPAL AMOUNT OF
                         11 3/8% SENIOR NOTES DUE 2004
                                      FOR
                       EACH $1,000 IN PRINCIPAL AMOUNT OF
                   OUTSTANDING 11 3/8% SENIOR NOTES DUE 2004
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
                       EXEMPT FROM REGISTRATION UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED



To Our Clients:

     Enclosed for your consideration is a Prospectus dated August 9, 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Weirton Steel Corporation (the "Issuer") to exchange $125,000,000 in aggregate principal amount of its 11 3/8% Senior Notes due 2004 (the "Exchange Notes") for $125,000,000 in aggregate principal amount of its outstanding 11 3/8% Senior Notes due 2004 that were issued and sold on July 3, 1996 in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Senior Notes").

     The material is being forwarded to you as the beneficial owner of Senior Notes carried by us for your account or benefit but not registered in your name. A tender of any Senior Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Senior Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Senior Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all Senior Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Senior Notes.

     The Exchange Offer will expire at 5:00 p.m., Eastern Standard Time, on Wednesday, September 11, 1996, unless extended (the "Expiration Date"). Senior Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER SENIOR NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER.

     Your attention is directed to the following:

     1. The Exchange Offer is for the exchange of $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Senior Notes, of which $125,000,000 aggregate principal amount of the Senior Notes was outstanding as of July 31, 1996. The terms of the Exchange Notes are substantially similar to the terms of the Senior Notes, except that the Exchange Notes will generally be freely transferable by holders thereof, and the holders of the Exchange Notes (as well as remaining holders of any Senior Notes) will not be entitled to registration rights under the Registration Rights Agreement.

     2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.
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     3.  The Issuer has agreed to pay the expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of Bankers Trust Company, the exchange agent, and printing, accounting, and legal fees.

     4. Any transfer taxes incident to the transfer of Senior Notes from the tendering holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     If you wish to have us tender any or all of your Senior Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Senior Notes held by us and registered in our name for your account or benefit.




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